UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 23, 2012, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which reported our first quarter fiscal 2012 unaudited results, provided an update on the status of our previously announced $400 million share repurchase program, announced that our Board of Directors authorized a new $200 million share repurchase program, provided initial guidance for the second quarter of fiscal 2012, and updated guidance for fiscal 2012.

The press release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, segment-level diluted earnings (loss) per share from continuing operations, a non-GAAP financial measure, was included. This non-GAAP financial measure reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments. Additionally, the following non-GAAP financial measures were included: (i) adjusted gross margin; (ii) adjusted gross margin rate; (iii) adjusted operating profit; (iv) adjusted operating profit rate; (v) adjusted income tax expense; (vi) adjusted effective income tax rate; (vii) adjusted income from continuing operations; (viii) adjusted diluted earnings per common share from continuing operations; and (ix) adjusted diluted earnings per common share. These non-GAAP financial measures exclude from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), a non-cash, after-tax charge of approximately $3.4 million, or $0.05 per diluted share, incurred during the first quarter of fiscal 2012 in connection with an inventory accounting change associated with the implementation of new retail inventory systems. As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP.

Our management believes that disclosure of the segment-level non-GAAP financial measure provides useful information to investors because it separately reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments. Our management also believes that disclosure of the non-GAAP financial measure that excludes the inventory charge provides useful information to investors because it presents an alternative and more relevant method for measuring our operating performance, excluding a special item included in the most directly comparable GAAP financial measure, that our management believes is more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our May 23, 2012 press release (Exhibit 99.1) and the transcript of our May 23, 2012 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As further described in Item 5.07 below, our shareholders approved the Big Lots 2012 Long-Term Incentive Plan (“2012 LTIP”) at our Annual Meeting of Shareholders held on May 23, 2012 (“Annual Meeting”). The 2012 LTIP replaces the Big Lots 2005 Long-Term Incentive Plan, as amended and restated (“2005 LTIP”), and no new awards will be granted under the 2005 LTIP; however, awards previously granted under the 2005 LTIP shall remain outstanding in accordance with the terms and conditions of the applicable award agreements and the 2005 LTIP.

The 2012 LTIP is intended to promote our long-term financial success by motivating performance through incentive compensation and to encourage participants to acquire ownership interests in our common shares. The 2012 LTIP is also intended to provide a means whereby employees, directors and third party service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby also advancing the interests of our shareholders. A further purpose of the 2012 LTIP is to provide a means through which we may attract able individuals to become employees or serve as directors or third party service providers.

The 2012 LTIP permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, performance share units, performance units, cash-based awards and other stock-based awards. The maximum number of our common shares available for grant under the 2012 LTIP are (i) 7,750,000 common shares, plus (ii) any of the 4,702,362 common shares subject to outstanding awards under the 2005 LTIP as of March 15, 2012 that on or after March 15, 2012 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable common shares).

The 2012 LTIP became effective with shareholder approval on May 23, 2012. Unless sooner terminated in accordance with it terms, the 2012 LTIP shall terminate on May 23, 2022. After the 2012 LTIP is terminated, no awards may be granted under the 2012 LTIP, but awards previously granted shall remain outstanding in accordance with the terms and conditions of the applicable award agreements and the plan. This summary is qualified in its entirety by reference to the full text of the 2012 LTIP.

Also on May 23, 2012, the Compensation Committee of our Board of Directors approved the form of award agreements which may be used to grant nonqualified stock options and restricted stock to employee participants. The approved form of the Big Lots 2012 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement and the approved form of the Big Lots 2012 Long-Term Incentive Plan Restricted Stock Award Agreement are attached to this Form 8-K as Exhibit 10.2 and Exhibit 10.3, respectively. In addition, pursuant to Article 12 of the 2012 LTIP, our Board of Directors approved the form of award agreement which may be used to grant restricted stock to nonemployee director participants and approved the award of restricted stock to each nonemployee director elected at the Annual Meeting, with each such award to have a grant date fair value equal to approximately $95,000. As established by our Board of Directors, the grant date for the nonemployee directors' restricted stock awards was May 25, 2012, the second trading day following our release of earnings results from the first quarter of fiscal 2012. The approved form of the Big Lots 2012 Long-Term Incentive Plan Restricted Stock Award Agreement for Nonemployee Directors is attached to this Form 8-K as Exhibit 10.4.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, our shareholders elected to the Board of Directors each of the nine nominees identified in our 2012 Proxy Statement (Proposal One), with 2,836,620 broker non-votes and the remaining votes cast as follows:

Director	For	Withheld
Jeffrey P. Berger	55,720,464	1,098,062
James R. Chambers	55,704,412	1,114,114
Steven S. Fishman	53,845,423	2,973,103
Peter J. Hayes	55,736,267	1,082,259
Brenda J. Lauderback	46,473,205	10,345,321
Philip E. Mallott	55,726,087	1,092,439
Russell Solt	44,284,171	12,534,355
James R. Tener	43,731,559	13,086,967
Dennis B. Tishkoff	43,649,211	13,169,315

Also at our Annual Meeting, our shareholders voted on the following proposals, with 2,836,620 broker non-votes for Proposals Two and Three and the remaining votes cast as follows:

•	Proposal Two. To approve the 2012 LTIP:

For	46,796,629
Against	9,996,248
Abstain	25,649

•
Proposal Three. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2012 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	17,713,823
Against	39,062,867
Abstain	41,836

•	Proposal Four. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012:

For	58,113,721
Against	1,533,141
Abstain	8,284

No other matters were submitted to a vote of our shareholders at our Annual Meeting.

Item 8.01    Other Events.

On May 23, 2012, we announced that our Board of Directors authorized a new $200 million share repurchase program. The authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes. The new share repurchase program was eligible to begin on May 25, 2012 and will continue until exhausted.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

	Exhibit No.	Description

	10.1	Big Lots 2012 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.4 to our Form S-8 dated May 23, 2012)

	10.2*	Form of Big Lots 2012 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement

	10.3*	Form of Big Lots 2012 Long-Term Incentive Plan Restricted Stock Award Agreement

	10.4*	Form of Big Lots 2012 Long-Term Incentive Plan Restricted Stock Award Agreement for Nonemployee Directors

	99.1*	Big Lots, Inc. press release dated May 23, 2012

	99.2*	Big Lots, Inc. conference call transcript dated May 23, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: May 29, 2012	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Executive Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary